Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-07899

                      Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1) "Raphael, L.P." is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes as of October 23, 1996 of $1,500,000.

2) "McMahan Securities Co. L.P." is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes as of October 23, 1996 of $500,000.

3) "Bear Stearns Securities Corp." is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes as of October 23, 1996 of $248,000. Bear Stearns Securities Corp. has in the past provided to Continental Airlines, Inc. and/or its affiliates investment banking and/or advisory services for which it has received customary fees, and may in the future provide such services.


   The date of this Prospectus Supplement is October 24, 1996.